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                                                                   EXHIBIT 10.68

                    SUBORDINATED DEMAND REVOLVING CREDIT NOTE


$1,500,000.00                                                   January 24, 2001
                                                         Bingham Farms, Michigan


         FOR VALUE RECEIVED, JPE, Inc. (d/b/a ASCET INC), a Michigan corporation (the "Company"), hereby promises to pay to the order of ASC Incorporated, a Michigan corporation ("ASC"), at One Heritage Place, Suite 400, Southgate, Michigan 48195, or at such other place as ASC may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), or so much of said sum as has been advanced from time to time by ASC to the Company as recorded on the Schedule hereto or the books and records of ASC and is then outstanding under this Note, together with interest on the outstanding balance thereof, as provided below. Payment of all amounts due and owing under this Note (the "Subordinated Debt") shall be due upon demand. This Note shall expire on February 28, 2001 or upon payment in full by the Company.


                                 REPAYMENT TERMS

         The indebtedness outstanding hereunder from time to time shall bear interest in lawful money of the United States, on the basis of a year of 365 days for the actual number of days elapsed in a month, at a rate equal to the prime rate declared by Comerica Bank from time to time, plus 150 basis points, compounded quarterly and on payment of principal upon demand. Any change in such prime rate shall immediately affect a change in the rate of interest payable hereunder.

         ASC is hereby authorized by the Company to record on its books and records the date and amount of each advance under this Note and the amount of each payment or prepayment of principal thereon, which books and records shall constitute prima facie evidence of the information so recorded; provided, however, that any failure by ASC to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such advances and any amount payable with respect thereto in accordance with the terms of this Note.

         This Note may be prepaid in whole or in part at any time without prepayment premium or penalty; all payments under this Note shall first be applied to costs of collection or other similar amounts owing under this Note, then to accrued interest, and any remainder to principal.



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         This Note is a Note under which advances, repayments and readvances may be made from time to time, with requests for advances to be in such form as ASC may from time to time reasonably require; provided that ASC shall not make any advance hereunder to the extent such advance would result in the principal balance then outstanding under this Note to be in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) or if the Company shall be in default under this Note.

         The Company waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. The Company agrees to pay, in addition to the principal, interest and other sums due and payable on this Note, all costs of collecting this Note, including reasonable attorneys' fees and expenses. The rights and remedies of ASC under this paragraph shall be cumulative and shall be in addition to any other rights and remedies that ASC may have under this Note, any other agreement, at law or in equity.


                               SUBORDINATION TERMS

         Noteholder, for itself and its successors and assigns, covenants and agrees, and the Company, on its own behalf and on behalf of each subsequent holder (and each subsequent holder, by acceptance hereof, so assigns, covenants and agrees) of Subordinated Debt likewise covenants and agrees, that, to the extent and in the manner set forth in this Note, the Subordinated Debt, and the payment from whatever source of the principal of, and interest on, the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all indebtedness (including reimbursement obligations, principal, interest, fees, costs and expenses, whether or not such amounts would constitute an allowed claim in any bankruptcy proceeding) under the obligations of the Company to Comerica Bank (together with any replacements, amendments, renewals or refinancings of such indebtedness, the "Senior Debt"). The holders of the Senior Debt are intended to be third-party beneficiaries of these provisions and entitled to enforce the provisions as fully as if they were party to such provisions. No modifications to subordination terms under this Note shall be effective without the consent of the holders of the Senior Debt.

         In the event that a default under the Senior Debt shall have occurred and be continuing, then no payment on account of the Subordinated Debt (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Debt) shall be made by or on behalf of the Company for the period (the "Blockage Period") from the date of receipt by the Company of written notice of such default from the lenders of the Senior Debt (a "Blocking Notice") until the earlier of (1) the date, if any, on which the Senior Debt to which such default relates is discharged or (2) such default is waived by the required holders of such Senior Debt or otherwise cured.

         Immediately upon the expiration of any Blockage Period, the Company shall resume making any and all interest payments in accordance with the terms of the Subordinated Debt.

         In the event that, notwithstanding the foregoing, the holders of the Subordinated Debt


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shall have received any payment prohibited by the foregoing provisions, including, without limitation, any such payment arising out of the exercise by the holders of the Subordinated Debt of a right of set-off or counterclaim, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each holder of Senior Debt, for application to such Senior Debt remaining unpaid, whether or not then due and payable.

         Nothing contained in this Note nor in any of the other documents executed herewith, shall affect the obligation of the Company to make (or prevent the Company from making) regularly scheduled payments of principal of, or interest and premium (if any) on, the Subordinated Debt or any other amount payable by the Company in accordance with the terms hereof except during a Blockage Period or the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Debt, without incurring responsibility to the holders of the Subordinated Debt and without impairing or releasing the subordination provided in this Subordinated Note or the obligations hereunder of the holders of the Subordinated Debt to the holders of Senior Debt, do any one or more of the following: (1) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (2) release any person liable in any manner for the collection of Senior Debt; (3) exercise or refrain from exercising any rights against the Company and any other person liable on the Senior Debt; and (4) amend, renew or extend the Senior Debt and related documents.

         The Company and ASC desire and intend that the terms, provisions, conditions, covenants, remedies and other obligations contained in this Note be enforceable to the fullest extent permitted by law. If any term, provision, condition, covenant, remedy, or other obligation of this Note or the application thereof to any person or circumstance shall, to any extent, be construed to be illegal, invalid or unenforceable, in whole or in part, then such term, provision, condition, covenant, remedy, or other obligation shall be construed in a manner so as to permit its enforceability under applicable law to the fullest extent permitted by law. In any case, the remaining terms, provisions, conditions, covenants, remedies and obligations of this Note or the application thereof to any person or circumstance, except those to which they have been held illegal, invalid, or unenforceable, shall remain in full force and effect.

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         This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan without giving effect to choice of law principles of such State.

                                       JPE, INC. (d/b/a ASCET INC),
                                       a Michigan corporation


                                       By:  /s/ Robert A. Naglick
                                            ------------------------------------

                                                Name: Robert A. Naglick
                                                     ---------------------------

                                                Its: Vice President & Chief
                                                     Financial Officer
                                                    ----------------------------


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              Schedule to Subordinated Demand Revolving Credit Note
                   from JPE, Inc. in favor of ASC Incorporated
                             dated January 24, 2001


                                                           Principal
Trans-           Principal                                  Amount               Principal
action           Amount of             Interest             Paid or               Balance             Notation
 Date              Loan                  Rate               Prepaid             Outstanding            Made by
 ----              ----                  ----               -------             -----------            -------

01/24/01          $0.00                   N/A                $0.00                 $0.00                  ASC





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